ASSET ACQUISITION AGREEMENT

                                 July 30, 1996

  The parties to this Agreement are PRESIDENT RIVERBOAT CASINO - NEW YORK, INC., a Delaware corporation (the "Seller") and GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C., an Iowa limited liability company (the "Buyer").

  Seller is the owner of the United States Flag Excursion Vessels named "The President/Missouri," built in 1991, official number 973800 and "The President Casino/Missouri II," built in 1991, official number 973801 (the "Vessel"). Buyer, as charterer, has been in sole and exclusive possession of the Vessel since the Closing Date (the "Charter Agreement Closing Date") pursuant to that certain Charter Agreement, dated as of August 18, 1995, by and between Buyer and Seller and as amended on September 12, 1995 (the "Charter Agreement"). Pursuant to the terms of the Charter Agreement, Buyer was granted the option to acquire the Vessel and certain assets relating to the Vessel on the terms and conditions contained herein, and Buyer has duly notified Seller of its election to exercise such option. Seller desires to sell the Vessel and certain assets relating to the Vessel to Buyer, and Buyer desires to purchase the Vessel and those assets, on the terms and conditions contained in this Agreement. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Charter Agreement.

  Accordingly, the parties hereto, intending to be legally bound hereby, agree as follows:

  1.  Sale and Purchase of Assets.

      1.1 Sale of Assets to Buyer. At the Closing referred to in Section 3, Seller shall sell and assign to Buyer, and Buyer shall purchase and acquire from Seller, the Vessel and certain of the assets of Seller used by Buyer, pursuant to the terms of the Charter Agreement, in connection with the operation of the Vessel. Except as otherwise provided in Section 1.2, the assets to be sold and assigned hereunder (collectively, the "Acquired Assets") include all of Seller's right, title and interest in and to the following:

           (a)  The Vessel;

           (b) All fixtures, furniture, equipment, supplies and other items of tangible personal property, other than the Excluded Equipment and the Gaming Equipment, used in connection with the operation of the Vessel in accordance with the terms of the Charter Agreement and listed on Schedule 1(d) to the Charter Agreement (the "Equipment"), which schedule is affixed hereto as Schedule 1.1(b);

           (c)  All improvements to the Vessel;

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           (d)  All rights under manufacturers and vendor's warranties relating to items otherwise included in the Acquired Assets and all similar rights against third parties relating to items otherwise included in the Acquired Assets, if any; and

           (e) All permits, licenses, certificates, approvals and notices of inspection in affect at the time of the Closing related to the operation of Vessel, to the extent such are owned by Charterer.

      1.2 Books and Records. Seller shall make available to Buyer, all of its books, ledgers, files, logs and other records and data principally related to the marine operation of the Vessel, including but not limited to, technical information and engineering data, which documents Buyer shall have the right to photocopy.

      1.3 Excluded Assets. The Acquired Assets expressly to not include the following:

           (a)  The assets listed on Schedule 1(e) to the Charter Agreement;

           (b)  The Gaming Equipment (as defined in the Charter Agreement);
and

           (c) Any lease, commitment, or other agreement as to which Buyer does not specifically assume any obligation or liability pursuant to Section 2(c).

      1.4 Assumption of Liabilities. As expressly provided in Section 2(c), from and after the Closing Date, Buyer shall assume, and shall have liability for, any liabilities or obligations in connection with, arising out of or related to the Acquired Assets. Buyer shall pay, perform, and discharge all the liabilities and obligations described in Section 2(c) and Buyer shall, in accordance with the provisions of Section 12.2, indemnify and hold Seller harmless from and against any loss, liability, damage, or expense (including reasonable attorneys' fees) arising out of Buyer's failure to pay, perform, or discharge any of those liabilities and obligations.

  2. Purchase Price. As full consideration for the Acquired Assets, at the Closing Buyer shall:

           (a) Pay to Seller, by wire transfer of immediately available funds, a sum equal to the total due set forth on Exhibit "A" which with the Initial Payment Amount set forth in Section 1(a) of the Charter Agreement (that is identified in the Purchase Option Schedule as the Down Payment and is released pursuant to Section 2(b) hereof) and amounts due under Subsection 2(c) hereof shall be the entire amount due to Seller by Buyer;

           (b) Execute a release granting Seller the right to retain the Initial Payment; and

           (c)  Assume, and agree to pay, perform, and discharge (i) all of

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Seller's liabilities and obligations under any leases, commitments, and other agreements included in the Acquired Assets and (ii) all other liabilities and obligations (other than those arising as a result of any Consensual Lien on the Acquired Assets, to the extent, and only to the extent, such Consensual Liens relate to the period prior to the Closing Date), of whatever kind or nature, arising out of or directly or indirectly related to the Acquired Assets or the use and operation thereof, whether direct or indirect, known or unknown, contingent or not contingent or matured or not matured, in each case, to the extent, and only to the extent, such liabilities and obligations relate to the period after the Charter Agreement Closing Date pursuant to the terms of the Charter Agreement (the "Post Delivery Period").

  3. Closing. The Closing of the transactions contemplated hereby ("Closing") shall take place at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, 1401 Walnut Street, Philadelphia, Pennsylvania 19102 (or at such other place as the parties may agree upon in writing) on such date within one hundred twenty (120) days after the execution of this Agreement, as the parties shall mutually agree upon. The date on which the Closing is held is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents and take the actions described in Section 10 hereof.

  4. Representations of Seller. Seller hereby represents, warrants, and agrees as follows:

      4.1 Organization and Authority. Seller is a corporation duly organized, validly existing in good standing under the laws of the jurisdiction in which it is incorporated and has the full corporate power and authority to enter into and to perform this Agreement and to carry on its business as it is presently being conducted.

      4.2 Authorization of Agreement. The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary corporate action of Seller and this Agreement constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

      4.3 Conflicts; Consents of Third Parties. Subject to the receipt of consents and approvals set forth on Schedule 4.3, the execution, delivery, and performance of this Agreement by Seller will not (i) conflict with the certificate of incorporation or bylaws of Seller and will not conflict with, or result in the breach or termination of, or constitute a default under, any lease, charter, agreement, commitment, or other instrument, or any order, judgment, decree, injunction, regulation or ruling of any governmental authority or regulatory organization, domestic or foreign, to which Seller is a party or by which it is bound or to which any of the Acquired Assets is subject; (ii) constitute a violation by Seller of any law or regulation applicable o it or to the Acquired Assets; or (iii) result in the creation of

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any lien, claim, charge, encumbrance, or other restriction of any kind or character ("Lien") upon any of the Acquired Assets, other than Liens caused by, or directly or indirectly arising as a result of (x) any action or inaction on the part of Buyer or (y) Buyer's operations or Buyer's possession of the Acquired Assets. Except as set forth on Schedule 4.3 or as otherwise expressly contemplated by this Agreement, no consent, approval, or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of the Seller in connection with the execution, delivery, and performance of this Agreement.

      4.4 Title to Acquired Assets; Encumbrances. On the Closing Date Buyer will receive good, valid, and marketable title to all the Acquired Assets, free and clear of any Liens, other than Liens caused by, or directly or indirectly arising as a result of (i) any action or inaction on the part of Buyer or (ii) Buyer's operations or Buyer's possession of the Acquired Assets.

      4.5 Broker's or Finder's Fees. Coastal Marine has acted as the sole broker on behalf of Seller in connection with the transactions contemplated by this Agreement and the Charter Agreement and all broker's fees to which the Coastal Marine is entitled on account hereof and thereof have been paid in full by Seller.

  5. Representations of the Buyer. Buyer represents, warrants, and agrees as follows:

      5.1 Organization Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated and has the full corporate power and authority to enter into and to perform this Agreement and to carry on its business as it is presently being conducted.

      5.2 Authorization of Agreement. The execution, delivery, and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action of Buyer and this Agreement constitutes the valid and binding obligation of Buyer enforceable against it and in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

      5.3 Conflict; Consents of Third Parties. The execution, delivery, and performance of this Agreement by Buyer will not (i) conflict with the Articles of Organization or Operating Agreement of Buyer and will not conflict with, or result in the breach or termination of, or constitute a default under, any lease, charter, agreement, commitment, or other instrument, or any order, judgment, decree, injunction, regulation or ruling of any governmental authority or regulatory organization, domestic or foreign, to which Buyer is a party or by which it is bound or to which any of its assets is subject; or
(ii) constitute a violation by Buyer of any law or regulation applicable to Buyer. Except as set forth on Schedule 5.3 or as otherwise expressly contemplated by this Agreement, no consent, approval, or authorization of, or

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designation, declaration or filing with, any governmental authority is required on the part of Buyer in connection with the execution, delivery, and performance of this Agreement.

      5.4 Broker's or Finder's Fees. No agent, broker, person, or firm acting on behalf of Buyer is, or will be, entitled to any commission or broker's or finder's fee from either of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated hereby.

      5.5 Control of Vessel. Buyer acknowledges that subject to the terms of the Charter Agreement it has had, since the Charter Agreement Closing Date, complete and sole control over the use and operation of the Vessel and the other assets included in the Acquired Assets. As a result, Buyer is in the best possible position to evaluate and inspect the condition of the Acquired Assets and, in that regard, Buyer has had the full and complete opportunity to inspect and evaluate the condition of the Acquired Assets. Buyer acknowledges that it has independently evaluated the Acquired Assets and the liabilities and obligations to be assumed by it hereunder and acknowledges and confirms that it has determined to enter into this Agreement and to consummate the transactions contemplated hereby based solely upon such evaluations and criteria as it has independently deemed appropriate. Buyer has not relied upon, and is not entering into this transaction in consideration of, any information, written or oral, given to Buyer by Seller or any representative or agent of Seller.

  6. No Representation or Warranty Other than as Expressly Set Forth Herein. Except for the representations and warranties expressly set forth in Section 4 above, no representations or warranties, expressed or implied, are, or have been, made by Seller or anyone acting on behalf of Seller. In particular, without in any way limiting the generality of the foregoing, Seller is not making any representation or warranty regarding the condition of the Vessel or any of the other assets included in the Acquired Assets. The Acquired Assets are being sold "as is," "where is," and without recourse to or warranty by Seller.

  7. Status of Vessel During the Period Beginning on the Date of this Agreement and Ending on the Closing Date. During the period beginning on the date of this Agreement and ending on the Closing Date, the Vessel and the other assets included in the Acquired Assets shall continue to be subject to the terms and conditions of the Charter Agreement and the Buyer shall continue to be bound by all of its obligations thereunder, including, without limitation, the obligation to continue to pay Charter Hire to maintain and repair the Vessel and the other assets included in the Acquired Assets and to maintain insurance, all as more particularly set forth in the Charter Agreement.

  8. Conditions to Buyer's Obligations. The obligations of Buyer to consummate the purchase of the Acquired Assets in accordance with the terms hereof are subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived in writing by Buyer):

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      8.1  Truth of Representations and Warranties.  The representations and warranties of Seller contained in this Agreement (including any Schedule delivered pursuant hereto) shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

      8.2 Performance of Agreements. Each and all of the agreements of Seller to be performed on or before the Closing Date pursuant to the terms hereof shall be duly performed in all material respects.

      8.3 No Litigation Threatened. No injunction or restraining order shall be in effect and no action or proceeding shall have been instituted or, to the best of Seller's knowledge, shall have been threatened before a court or other governmental body, or by any public authority, to restrain or prohibit any of the transactions contemplated hereby.

      8.4 Governmental Approvals. All federal, state, and local governmental consents, approvals, and other actions, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received or taken.

      8.5 Consents. Seller shall have received, without any conditions adverse to Buyer, all consents and approvals listed in Schedules 4.3.

      8.6 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer shall have received copies of all such documents and all other evidence as Buyer or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all appropriate proceedings in connection therewith.

      8.7 Officer Certificate. Buyer shall have been furnished with a certificate of an executive officer of the Seller dated the Closing Date in form and substance reasonably satisfactory to Buyer certifying the fulfillment of the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4, and 8.5.

  9. Conditions to the Seller's Obligations. The obligation of Seller to consummate the sale of the Acquired Assets is subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived in writing by Seller);

      9.1 Truth of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement (including any Schedule delivered pursuant hereto) shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

      9.2 Performance of Agreements. Each and all of the agreements of Buyer to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

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      9.3  No Litigation Threatened.  No injunction or restraining order shall be in effect and no action or proceeding shall have been instituted or, to the best of Buyer's knowledge, shall have been threatened before a court or other governmental body, or by any public authority, to restrain or prohibit any of the transactions contemplated hereby.

      9.4 Governmental Approvals. All federal, state, and local governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

      9.5 Consents. Buyer shall have received, without any conditions adverse to Seller, all consents and approvals listed on Schedule 5.3.

      9.6 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller and its counsel and Seller shall have received copies of all of such documents and all other evidence as Seller or its counsel may reasonably request in order to establish the consummation of transactions and the taking of all appropriate proceedings in connection therewith.

      9.7 Officer's Certificate. Seller shall have been furnished with a certificate of an executive officer of Buyer dated the Closing Date in a form and substance reasonably satisfactory to Seller certifying to the fulfillment of the conditions set forth in Sections 9.1, 9.2, 9.3, 9.4 and 9.5.

  10. Transactions at Closing.

      10.1 Documents to be Delivered and Actions to be Taken by Seller. At the Closing, Seller shall deliver to Buyer the following:

           (a) Such bills of sale, assignments, or other instruments of transfer and conveyance, and such estoppel certificates, termination letters, UCC-3 termination statements and other instruments evidencing the satisfaction of Liens, if any, all in form and substance satisfactory to Buyer and its counsel, as shall be effective to vest in Buyer good, valid, and marketable title to the Acquired Assets, free and clear of any Liens, other than Liens caused by or directly or indirectly arising out of (i) any action or inaction on the part of Buyer or (ii) Buyer's operations or Buyer's possession of the Acquired Assets;

           (b) A copy of resolutions of Seller authorizing the execution, delivery, and performance of this Agreement by Seller and a certificate of the secretary or assistant secretary of Seller dated the Closing Date certifying that such resolutions were duly adopted, are in full force and effect, and have not been amended or modified; and

           (c)  Copies of any required consents and approvals.


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  In addition, on or as soon as practicable after the Closing Date, Seller shall deliver to Buyer any of the assets included in the Acquired Assets which are not then in Buyer's possession.

      10.2 Documents to be Delivered and Actions to be Taken by Buyer. At the Closing, Buyer shall deliver to Seller the following:

           (a)  A wire transfer of funds in the amount provided in Section
2(a);

           (b)  The release described in Section 2(b);

           (c) Such instruments, in form and substance reasonably satisfactory to Seller and its counsel, as Seller shall reasonably request to legally effect Buyer's assumption of the obligations and liabilities to be assumed by Buyer pursuant to Section 2(c); and

           (d) A copy of resolutions of Buyer authorizing the execution, delivery, and performance of this Agreement by Buyer and a certificate of the secretary or assistant secretary of Buyer dated the Closing Date certifying that such resolutions were duly adopted, are in full force and effect, and have not been amended or modified.

  11. Risk of Loss. At all times after the Charter Agreement Closing Date, including, without limitation, the period following execution of this Agreement, the risk of loss or damage to any of the Acquired Assets shall be on the Buyer. In the event of such loss or damage occurring after the execution of this Agreement, Buyer shall be obligated to complete the Closing hereunder and shall be entitled to retain the insurance proceeds paid or to be paid with respect to such damage or loss in accordance with the terms of the insurance policies maintained by Buyer in accordance with the terms of the Charter Agreement.

  12. Survival of Representation; Indemnification.

      12.1 Survival of Representations. The respective representations and warranties of Seller and Buyer contained in this Agreement and in any Schedule delivered pursuant hereto shall survive the sale and purchase of the Acquired Assets contemplated hereby for a period of twenty-one (21) months from the Closing Date, notwithstanding any investigation made by or on behalf of the other party, and shall not be considered waived by consummation of the transactions contemplated by this Agreement regardless of knowledge of the misrepresentation or breach of warranty; provided, however, the representations and warranties contained in Section 4.4 shall survive for the applicable statute of limitations period.

      12.2 Indemnification.

           (a) Seller agrees to indemnify and hold Buyer and its officers, directors, employees, shareholders, and agents (collectively, "Affiliates") harmless from and against all damages, losses or expenses (including

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reasonable attorneys' fees), judgments, and cost of settlement (collectively,
"Losses") suffered or incurred by Buyer or its Affiliates as the result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, assessed, incurred, or sustained by or against any of them (collectively, "Claims") with respect to or arising out of (i) the failure of any representation or warranty made by Seller in this Agreement to be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, (ii) any Losses incurred by Buyer in connection with the breach by Seller of any of its covenants or agreements contained herein, or
(iii) any other Losses incurred by Buyer arising from or related to liabilities asserted in respect of the Acquired Assets insofar as, and only to the extent that, such liabilities were incurred or arose prior to the Post Delivery Period.

           (b) Buyer agrees to indemnify and hold Seller and its Affiliates harmless from and against all Losses suffered or incurred by Seller or its Affiliates as a result of any and all Claims with respect to or arising out of
(i) the failure of any representation or warranty made by Buyer in this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date, (ii) any Losses incurred by Seller in connection with a breach by Buyer of any of its covenants or agreements contained herein, including without limitation its covenants set forth in
Section 2(c), or iii) any other Losses incurred by Seller arising from or related to liabilities asserted in respect of the Acquired Assets, insofar as, and only to the extent that, such liabilities were incurred or arose after the commencement of the Post Delivery Period or which otherwise relate to, or are a result of, actions or inactions taken by Buyer.

           (c) The party entitled to be indemnified hereunder shall be entitled to control the defense of any such claim with counsel reasonably acceptable to the indemnifying party; provided, however, that such indemnifying party shall not be required to pay any amounts incurred in settlement of any claim unless it shall have consented to such settlement (such consent not to be unreasonably withheld). The party entitled to be indemnified hereunder shall give the indemnifying party prompt notice of any claim, provided that failure to give such notice shall not relieve the indemnifying party of its obligation to indemnify hereunder except to the extent such indemnifying party is actually prejudiced thereby. The indemnifying party and the party entitled to be indemnified hereunder shall provide each other with reasonable cooperation in the event of any claim.

           (d) If any party determines that it is entitled to be indemnified pursuant to the provisions of this Section 12.2, such party shall promptly notify the party from whom indemnification is sought in writing specifying the basis on which such indemnification is sought and the amount of the asserted claim.

           (e) The parties respective obligations to indemnify and hold harmless pursuant to this Section 12.2 shall survive the consummation of transactions contemplated by this Agreement and shall not be affected by any investigation made by or on behalf of the parties entitled to indemnification

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hereunder.

  13. Miscellaneous.

      13.1 Governing Law; Jurisdiction. The admiralty and maritime laws of the United States, and to the extent applicable and not inconsistent therewith, the laws of the State of Iowa shall govern the construction, interpretation, performance, and enforcement of this Agreement.

      13.2 Captions. The captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

      13.3 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective legal and financial advisors.

      13.4 Notices. Any notice or other communications required or permitted hereunder shall be considered given when delivered, if delivered in person, or on the earlier of receipt or two days following dispatch, if sent by facsimile, mailed by registered or certified mail, postage pre-paid, or sent by recognized overnight delivery service addressed as follows:

  If to Buyer:

      GREATER DUBUQUE RIVERBOAT ENTERTAINMENT
      COMPANY, L.C.
      400 E. 3rd Street
      P.O. Box 1683
      Dubuque, Iowa 52001
      Attention:  Manager
      Facsimile:  (319) 583-7516

  With copy to:

      Brown, Winick, Graves, Gross, Baskerville,
      Schoenebaum and Walker, P.L.C.
      Suite 1100 Two Ruan Center
      601 Locust Street
      Des Moines, Iowa 50309
      Attention:  Douglas E. Gross
      Facsimile:  (515) 283-0231

  If to Seller:

      PRESIDENT RIVERBOAT CASINO-NEW YORK, INC.
      c/o President Riverboat Casinos, Inc.
      802 North First Street
      St. Louis, Missouri 63102
      Attention:  President
      Facsimile:  (314) 622-3049
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  With copy to:

      Klehr, Harrison, Harvey, Branzburg & Ellers
      1401 Walnut Street
      Philadelphia, Pennsylvania  19102
      Attention:  Michael C. Forman
      Facsimile:  (215) 568-6603

      13.5 Parties in Interest. The parties may only sell, assign, hypothecate, mortgage or pledge any of their rights under this Agreement in accordance with the provisions of Section 25(e) of the Charter Agreement.

      13.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

      13.7 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      13.8 Amendments. This Agreement may not be changed orally, but only by an Agreement in writing signed by the parties hereto.

      13.9 Severability. In case any provision in this Agreement shall be held invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

      13.10 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto and those persons otherwise expressly provided herein.

      13.11 Sales Tax. Buyer shall pay any and all state and local sales and use taxes payable in connection with the sale, transfer, and assignment of the Acquired Assets.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         PRESIDENT RIVERBOAT CASINO-NEW
                                         YORK, INC.



By:___________________________________
                                         Name:
                                         Title:
                                         GREATER DUBUQUE RIVERBOAT
                                         ENTERTAINMENT COMPANY, L.C.

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By:___________________________________
                                         Name:
                                         Title:

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